Exhibit 99.7

Changing the Treatment Paradigm for Previously Treated
Chronic Lymphocytic Leukemia Patients with Del(17p) Karyotype

Authors

Deborah M. Stephens1,2, Amy S. Ruppert2, Jeffrey Jones1,2,  Jennifer Woyach1,2, Kami Maddocks1,2, Samantha Jaglowski1,2, Leslie Andritsos1,2, Joseph M. Flynn1,2,  Michael R. Grever1,2, Natarajan  Muthusamy1,2, Nyla Heerema2,3, and John C. Byrd1,2,4

1Division of Hematology, Department of Internal Medicine, The Ohio State University
2Comprehensive Cancer Center, The Ohio State University
3 Division of Cytogenetics, Department of Pathology, the Ohio State University
4 Division of Medicinal Chemistry, College of Pharmacy, the Ohio State University

Abstract  3,800 characters max (Currently 3800)

The subset of CLL patients (pts) with del(17p13.1) (17p-) karyotype typically have poor response to therapy and dismal clinical outcomes.  We aimed to describe the success of treatment of 17p- pts on clinical trials at Ohio State University (OSU) with regimens based on 1 of 2 novel agents [ibrutinib (IB; an oral inhibitor of Bruton tyrosine kinase) or one of the cyclin-dependent kinase inhibitors (CDKi; alvocidib, dinaciclib, or TG02)].

We retrospectively reviewed records of 174 CLL pts with 17p- who received therapy prior to 1st treatment at OSU (OSU Tx1) from 2002-2013.  Progression free survival (PFS) was calculated from date of OSU Tx1 until progression/death, censoring pts at date of second treatment prior to progression or last contact if alive and progression free. Overall survival (OS) was calculated from date of OSU Tx1 until date of death. Pts who received transplant or later IB were censored at that time; otherwise pts were censored at last follow-up or 48 mos if still alive.  PFS/OS estimates were calculated using the Kaplan-Meier method. Proportional hazard models were fit with treatment group and adjusted for other prognostic variables (p<0.05).

Median time from CLL diagnosis to OSU Tx1 was 5.6 yrs and median number of prior therapies was 3 (range: 1-10). At OSU Tx1, median age was 63 yrs (39-83), 66% were male, and 93% were Caucasian. ECOG performance status (PS) was 0, 1, and 2/3 in 28%, 60%, and 11% of pts, respectively, and 71% had Rai Stage 3/4.  In addition to 17p-, 21%, 57%, and 16% of pts harbored 11q-, 13q- and tri(12) aberrations, while 70% had complex karyotype (CK; ≥3 abnormalities including 17p-).

At OSU Tx1, 16% (n=27), 33% (n=58), and 51% (n=89) of pts received an IB-based therapy, CDKi-based therapy, or other therapies (O), respectively.  Clinical and molecular characteristics were not statistically different across groups except the IB and CDKi groups had more pts with ≥3 prior therapies (70% in IB vs 64% in CDKi vs 42% in O, p=0.005) and the median white blood cell count (WBC) was lowest in the CDKi group [18.8 in IB vs  25.5 in O vs 12.1 in CDKi, p=0.04].  The degree of response to OSU Tx1 was significantly different among groups (p=0.007), where 56%, 45%, and 24% of pts in the IB, CDKi, and O groups, respectively, achieved at least a partial response, and 85%, 64%, and 53% achieved at least stable disease.  As shown in Figure 1A, PFS was significantly extended with IB and CDKi compared to O (p<0.0001), and PFS was longer with IB compared to CDKi (p=0.002); 12 mos estimates were 77% (95%CI=0.56-0.89), 38% (95%CI=0.25-0.52), and 17% (95%CI=0.10-0.26) in the IB, CDKi, and O groups, respectively.  As shown in Figure 1B, OS was significantly different among the IB, CDKi, and O groups (p=0.02), with 12 mos estimates of 81% (95%CI=0.61-0.92), 78% (95%CI=0.64-0.87), and 58% (95%CI=0.46-0.68).  OS was extended with IB and CDKi compared to O (p=0.01 and p=0.04, respectively), although by 48 mos, estimates for CDKi and O were similar. With a median follow-up of 12 mos, no large differences between IB and CDKi were yet observed (p=0.49).

In multivariable analysis, treatment group was significantly associated with achieving at least partial response (p=0.0005) independent of number of prior therapies and presence of 13q-. The odds of response were higher with IB and CDKi compared to O, but not significantly different between IB and CDKi (all pairwise odds ratios (OR): IB vs O=5.66 (95%CI=2.12-15.08);  CDKi vs O=3.38 (95%CI=1.57-7.31); IB vs CDKi = 1.67 (95%CI=0.65-4.32)]. Treatment group was significantly associated with PFS (p<0.0001) independent of number of prior therapies, albumin, and CK. The risk of progression/death decreased by 90% and 60%, respectively, with IB or CDKi compared to O (all pairwise hazard ratios (HR): IB vs O=0.10 (95%CI=0.04-0.22); CDKi vs O=0.40 (95%CI=0.27-0.60); IB vs CDKi = 0.24 (95%CI=0.11-0.55)]. Treatment group was significantly associated with OS (p=0.003) independent of number of prior therapies, albumin, CK, ECOG PS, and WBC. The risk of death decreased by 73% and 47%, respectively with IB and CDKi compared to O (all pairwise HR: IB vs O=0.27 (95%CI=0.11-0.66); CDKi vs O=0.53 (95%CI=0.31-0.89); IB vs CDKi=0.52 (95%CI=0.21-1.30)].  Notably, age did not correlate with response, PFS, or OS.

Treatment of 17p- CLL pts with IB and CDKi at OSU have demonstrated improved response, PFS, and OS.  These novel therapies provide hope for patients with a karyotype historically associated with dismal clinical outcomes.

P < 0.0001 by log-rank test
IB vs O: P < 0.0001
CDKi vs O: P < 0.0001
IB vs CDKi: P = 0.002
Ibrutinib (n = 27)
CDKi (n = 58)
Other (n = 88)
Progression-free Survival Probability
0.0
0.2
0.4
0.6
0.8
1.0
0
6
12
18
24
30
36
42
48
Months from first OSU Treatment

P = 0.02 by log-rank test
IB vs O: P = 0.01
CDKi vs O: P = 0.04
IB vs CDKi: P = 0.49
Ibrutinib (n = 27)
CDKi (n = 58)
Other (n = 89)
Overall Survival Probability
0.0
0.2
0.4
0.6
0.8
1.0
0
6
12
18
24
30
36
42
48
Months from first OSU Treatment